UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  October 30, 2000



                            THE QUAKER OATS COMPANY
            (Exact name of registrant as specified in its charter)

          New Jersey          1-12                36-1655315
          (State or other     (Commission         (IRS Employer
          jurisdiction of     File Number)        Identification No.)
          incorporation)


          Quaker Tower P.O. Box 049001 Chicago, Illinois  60604-9001
                   (Address of principal executive offices)


                                 312-222-7111
             (Registrant's telephone number, including area code)








                            THE QUAKER OATS COMPANY
                               OCTOBER 30, 2000


ITEM 9.




   The Quaker Oats Company  confirmed that it took prices up
on certain packs of Gatorade thirst quencher in the U.S. during the past beverage season to cover higher P.E.T. resin
(plastic bottles) and transportation costs. The Company does not disclose specific details on pricing actions. These actions do not change the Company's outlook for the current quarter, or the fiscal year.

Forward-looking statements, within the meaning of Section 21E of the Securities and Exchange Act of 1934, are made in this document. The Company's results may differ materially from those suggested by the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs, including cost reduction projects; changes in market prices or rates; fluctuations in the cost and availability of supply chain resources; foreign economic conditions, including currency rate fluctuations; weather; and the ability of the Company to effect manufacturing, distribution and outsourcing initiatives and plant consolidations. Additional expenditures and cash dividends may be affected by the amount of cash flow from operating activities. These factors are more fully described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.






                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            THE QUAKER OATS COMPANY
                                 (Registrant)





Date:  October 30, 2000   William G. Barker
                          William G. Barker
                          Vice President and
                          Corporate Controller